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                                                                    EXHIBIT 99.6

                          [FORM OF COMCAST PROXY CARD]

                           [FORM OF PROXY -- CLASS A]

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD

                       OF DIRECTORS OF COMCAST CORPORATION


The undersigned, a holder of Class A Common Stock of COMCAST CORPORATION (the "Company"), hereby constitutes and appoints RALPH J. ROBERTS and STANLEY WANG, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, for and in the name and stead of the undersigned, to attend the Special Meeting of Shareholders of the Company to be held on , , 2002 at a.m., local time, at the offices of the Company, 1500 Market Street, West Tower, 9th Floor, Philadelphia, Pennsylvania, and any adjournment or postponement thereof, and thereat to vote all shares of Class A Common Stock which the undersigned would be entitled to vote if personally present, as follows:

Unless otherwise specified, the shares will be voted "FOR" the proposals set forth on the reverse side. This Proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting and any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT FOR THE SPECIAL MEETING.


           (Continued and to be dated and signed on the reverse side)
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                              FOLD AND DETACH HERE
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     [X] Please mark your votes as in this example.

          1. To approve and adopt the merger agreement and the transactions contemplated by the merger agreement.

               [ ] FOR            [ ] AGAINST         [ ] ABSTAIN

          2. To approve and adopt an amendment to the Company's articles of incorporation to allow the implementation of the Preferred Structure (as described in the proxy statement).

               [ ] FOR            [ ] AGAINST         [ ] ABSTAIN

          3. To vote on such other business which may properly come before the meeting.



                 Change of address and/or comments mark here [ ]

     The signer hereby revokes all previous proxies given by the signer to vote at the Special Meeting or any adjournments thereof.

     NOTE: Please sign this proxy card exactly as name(s) appear(s) in address. When signing as attorney-in-fact, executor, administrator, trustee or guardian, please add your title as such, and if signer is a corporation, please sign with full corporate name by duly authorized officer or officers and affix the corporate seal. When stock is issued in the name of two or more persons, all such persons should sign.

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SIGNATURE(S)                                DATE


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IF CASTING VOTES BY MAIL, DETACH HERE AND RETURN PROPERLY EXECUTED PROXY CARD IN
ENCLOSED POSTAGE-PREPAID ENVELOPE
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[logo of Comcast Corporation appears here]       Comcast Corporation
                                                 P.O. Box 11059
                                                 New York, N.Y. 10203-0059


                     THERE ARE THREE WAYS TO VOTE YOUR PROXY

VOTE BY TELEPHONE

Call toll-free [              ].

Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box above, to create an electronic ballot.

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.


VOTE BY INTERNET

http://

Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box above, to create an electronic ballot.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.


VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage- paid envelope we have provided.

If you have submitted your vote by telephone or by the Internet there is no need for you to mail back your proxy card.




    Do not return your proxy card if you are voting by telephone or Internet.

Please note that all votes cast via the telephone or Internet must be cast prior to 5:00 p.m. eastern time on , 2002.